================================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                                 March 8, 1995
                       ---------------------------------
               Date of Report (Date of earliest event reported)


                            FSI INTERNATIONAL, INC.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


       Minnesota                    0-17276                 41-1223238
       ---------                    -------             -------------------
(State of Incorporation)    (Commission file number)     (I.R.S. Employer
                                                        Identification No.)


322 Lake Hazeltine Drive, Chaska, Minnesota                     55318
- -------------------------------------------               -----------------
  (Address of principal executive offices)                    (Zip Code)



                       Telephone Number:  (612) 448-5440
             ----------------------------------------------------
             (Registrant's telephone number, including area code)



================================================================================

                Exhibit Index is located at page 25 of 27 pages

                                    FORM 8-K

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.
- -------      -------------------------------------

        On March 8, 1995, Applied Chemical Solutions, a California corporation, merged with and into ACS Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of the Registrant. Concurrently with the merger, ACS Acquisition Corp. changed its name to Applied Chemical Solutions, Inc.
Following the acquisition, the Registrant intends to continue the acquired company's business of designing, manufacturing, marketing and supporting chemical delivery, purification, blending and generating systems used in the fabrication of semiconductor devices.

        In connection with the acquisition, which will be accounted for as a pooling of interests, the Registrant issued a total of 530,736 shares of its common stock. An aggregate of 39,805 of such shares were deposited in escrow to provide a fund for satisfying any indemnification obligations to the Registrant pursuant to the terms of the Agreement and Plan of Reorganization dated December 23, 1994 (as amended). In addition, the Registrant issued options covering, in the aggregate, 107,379 shares of the Registrant's common stock in substitution of previously outstanding options to acquire shares of the acquired company's common stock.

        Additional information regarding the terms of the acquisition are included in the Agreement and Plan of Reorganization and the News Release included herein as exhibits.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS
- -------      ---------------------------------

             The following information follows or is attached hereto as an exhibit:

             (a)   Financial Statements of Business Acquired               Page No.
                   -----------------------------------------               --------
                   Financial Statements of Applied Chemical
                   Solutions:

                   Independent Auditors' Report                                5

                   Statements of Operations for the fiscal years ended
                   July 31, 1993 and 1994 and for the quarters ended
                   October 31, 1993 and 1994 (unaudited)                       6

                   Balance Sheets as of July 31, 1993 and 1994 and
                   October 31, 1994 (unaudited)                                7

                   Statements of Cash Flows for the years ended
                   July 31, 1993 and 1994 and for the quarters
                   ended October 31, 1993 and 1994 (unaudited)                 8

                   Statements of Stockholders' (Deficit) Equity  for the
                   fiscal years ended July 31, 1993 and 1994 and for
                   the three months ended October 31, 1994 (unaudited)         9

                   Notes to Financial Statements                              10

             (b)   Pro Forma Combined Financial Information of FSI
                   -----------------------------------------------
                   International, Inc. and Applied Chemical Solutions      Page No.
                   --------------------------------------------------      --------

                   Description of the Pro Forma
                   Combined Financial Information                             16

                   Unaudited Pro Forma Combined Statement of
                   Operations for the fiscal years ended August 29,
                   1992, August 28, 1993 and August 27, 1994 and
                   for the quarters ended November 27, 1993 and
                   November 26, 1994                                          17

                   Unaudited Pro Forma Combined Balance Sheet as of
                   November 26, 1994                                          22

                   Notes to Unaudited Pro Forma Combined Financial
                   Information                                                23

             (c)   Exhibits
                   --------

                   5    Agreement and Plan of Reorganization
                        dated December 23, 1994 by and among
                        FSI International, Inc., ACS Acquisition
                        Corp., Applied Chemical Solutions and
                        certain significant shareholders (as amended).
                        Incorporated by reference to exhibit 5 to the Registrant's current report on Form 8-K dated
                        January 5, 1995 and to exhibits 2.3 and 2.4 to the Registrant's Registration Statement on Form S-4 (File No. 33-88254).

                        The Registrant hereby agrees to furnish
                        supplementary a copy of any omitted schedule or exhibit to the Commission upon request.

                   99   Press Release of FSI International, Inc.
                        dated March 9, 1995.

ITEM 7(a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
- ---------    ------------------------------------------







                          APPLIED CHEMICAL SOLUTIONS

                             FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Applied Chemical Solutions:

  We have audited the accompanying balance sheets of Applied Chemical Solutions as of July 31, 1993 and 1994, and the related statements of operations, cash flows and stockholders' deficit for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Chemical Solutions at July 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of any of this uncertainty.

                                         /s/  KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 9, 1994, except as to note 15,
 which is as of December 23, 1994.

                           APPLIED CHEMICAL SOLUTIONS

                           STATEMENTS OF OPERATIONS

                             FISCAL YEAR ENDED JULY
                                      31,             QUARTER ENDED OCTOBER 31,
                             -----------------------  --------------------------
                                1993        1994          1993          1994
                             ----------  -----------  ------------  ------------
                                                             (UNAUDITED)
Sales......................  $1,470,270  $ 1,592,376    $  216,924    $3,278,878
Cost of goods sold.........   1,039,874    1,270,683       149,120     2,284,318
                             ----------  -----------  ------------  ------------
    Gross profit...........     430,396      321,693        67,804       994,560
Selling, general and
 administrative expenses...     463,360    1,123,969       202,102       499,435
Research and development
 expenses..................     146,132      217,372        61,998        89,676
                             ----------  -----------  ------------  ------------
    Operating income
     (loss)................    (179,096)  (1,019,648)     (196,296)      405,449
Other income (expense),
 net.......................      (6,353)       4,000        (4,267)        4,337
                             ----------  -----------  ------------  ------------
Income (loss) before income
 taxes.....................    (185,449)  (1,015,648)     (200,563)      409,786
Income tax expense.........         --           --            --            --
                             ----------  -----------  ------------  ------------
    Net income (loss)......  $ (185,449) $(1,015,648) $   (200,563) $    409,786
                             ==========  ===========  ============  ============
    Net income (loss) per
     common share..........  $    (0.07) $     (0.43) $      (0.11) $       0.15
                             ==========  ===========  ============  ============
Weighted average common
 shares and common share
 equivalents...............   2,593,693    2,364,826     1,909,863     2,808,801
                             ==========  ===========  ============  ============



    The accompanying notes are an integral part of the financial statements.

                           APPLIED CHEMICAL SOLUTIONS

                                 BALANCE SHEETS

                                                   JULY 31,
                                              --------------------  OCTOBER 31,
                   ASSETS                       1993       1994        1994
                   ------                     --------  ----------  -----------
                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.................. $171,891  $  529,398  $  613,363
  Accounts receivable, net of allowance for
   doubtful accounts of $0, $25,000, and
   $25,000, respectively.....................  306,878     689,006   1,185,497
  Inventories................................      --      143,676     242,162
  Prepaid expenses and other current assets..   17,059     229,173     129,955
                                              --------  ----------  ----------
    Total current assets.....................  495,828   1,591,253   2,170,977
                                              --------  ----------  ----------
Leasehold improvements and equipment, net....   38,584     103,519     129,695
Deposits and other assets....................   85,370      85,327      81,122
                                              --------  ----------  ----------
                                              $619,782  $1,780,099  $2,381,794
                                              ========  ==========  ==========
    LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
    ----------------------------------------------
Current liabilities:
  Trade accounts payable..................... $364,918  $  742,864  $  918,054
  Demand notes payable to shareholders.......  130,000         --          --
  Accrued expenses...........................  158,023     341,000     549,444
  Customer deposits..........................   11,250     840,700     607,388
                                              --------  ----------  ----------
    Total current liabilities................  664,191   1,924,564   2,074,886
                                              --------  ----------  ----------
Stockholders' (deficit) equity:
  Preferred stock, no par value; 5,000,000
   shares authorized; none issued and
   outstanding...............................      --          --          --
  Common stock, no par value: 10,000,000
   shares authorized; issued and outstanding,
   1,909,863, 2,492,663, and 2,509,298
   shares, respectively......................  741,823   1,407,415   1,449,002
  Additional paid-in-capital.................      --      250,000     250,000
  Accumulated deficit........................ (786,232) (1,801,880) (1,392,094)
                                              --------  ----------  ----------
    Total stockholders' (deficit) equity.....  (44,409)   (144,465)    306,908
Commitments (note 3).........................
                                              --------  ----------  ----------
                                              $619,782  $1,780,099  $2,381,794
                                              ========  ==========  ==========



    The accompanying notes are an integral part of the financial statements.

                           APPLIED CHEMICAL SOLUTIONS

                            STATEMENTS OF CASH FLOWS

                                     FISCAL YEAR ENDED       QUARTER ENDED
                                         JULY 31,             OCTOBER 31,
                                   ----------------------  -------------------
                                     1993        1994        1993       1994
                                   ---------  -----------  ---------  --------
                                                              (UNAUDITED)
Operating Activities
  Net income (loss)............... $(185,449) $(1,015,648) $(200,563) $409,786
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in) operating
   activities:
    Depreciation and amortization.    19,315       38,872      9,473    12,192
    Noncash interest expense......       --         6,503      3,277       --
    Stock issued for services.....       --       141,376        --     41,587
    Loss on disposal of fixed
     asset........................       --         3,419        --        --
    Changes in operating assets
     and liabilities:
      Accounts receivable.........  (306,878)    (382,128)   123,604  (496,491)
      Inventories.................    55,502     (143,676)    (3,315)  (98,486)
      Prepaid expenses and other
       current assets.............   (17,059)    (212,114)     4,570    99,218
      Trade accounts payable......   336,715      377,946    (80,337)  175,189
      Accrued expenses............   119,723      182,977     27,027   208,445
      Customer deposits...........    11,250      829,450     92,250  (233,312)
                                   ---------  -----------  ---------  --------
    Net cash provided by (used in)
     operating activities.........    33,119     (173,023)   (24,014)  118,128
                                   ---------  -----------  ---------  --------
Investing Activities
  Acquisition of leasehold
   improvements and equipment.....   (43,673)    (101,749)   (14,519)  (38,368)
  Increase in deposits and other
   assets.........................   (38,614)     (12,755)    (4,183)    4,205
  Proceeds from sale of equipment.       --         7,321        --        --
                                   ---------  -----------  ---------  --------
    Net cash used in investing
     activities...................   (82,287)    (107,183)   (18,702)  (34,163)
                                   ---------  -----------  ---------  --------
Financing Activities
  Proceeds from the issuance of
   demand notes payable...........   130,000          --         --        --
  Principal payments on short-term
   debt...........................       --       (40,000)       --        --
  Net proceeds from issuance of
   common stock...................       --       427,713        --        --
  Proceeds from issuance of
   warrants.......................       --       250,000        --        --
                                   ---------  -----------  ---------  --------
    Net cash provided by financing
     activities...................   130,000      637,713        --        --
                                   ---------  -----------  ---------  --------
Increase (decrease) in cash and
 cash equivalents.................    80,832      357,507    (42,716)   83,965
Cash and cash equivalents at
 beginning of period..............    91,059      171,891    171,891   529,398
                                   ---------  -----------  ---------  --------
Cash and cash equivalents at end
 of period........................ $ 171,891  $   529,398  $ 129,175  $613,363
                                   =========  ===========  =========  ========

    The accompanying notes are an integral part of the financial statements.

                           APPLIED CHEMICAL SOLUTIONS

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                       YEARS ENDED JULY 31, 1993 AND 1994

                             COMMON STOCK
                         ---------------------
                         NUMBER OF                ADDITIONAL    ACCUMULATED
                          SHARES      AMOUNT    PAID-IN-CAPITAL   DEFICIT        TOTAL
                         ---------  ----------  --------------- ------------  -----------
Balance, July 31, 1992.. 2,767,457  $  728,939     $    --      $   (600,783) $   128,156
Stock issuance for
 services...............    17,406      13,055          --               --        13,055
Rescission of shares....  (875,000)       (171)         --               --          (171)
Net loss................       --          --           --          (185,449)    (185,449)
                         ---------  ----------     --------     ------------  -----------
Balance, July 31, 1993.. 1,909,863     741,823          --          (786,232)     (44,409)
Stock issuance in
 financing round........   169,792     413,726          --               --       413,726
Stock issuance upon
 exercise of options....   275,777      13,987          --               --        13,987
Stock issuance for
 services...............    98,630     141,376          --               --       141,376
Stock issued upon debt
 conversion.............    38,601      96,503          --               --        96,503
Warrant issuance........       --          --       250,000              --       250,000
Net loss................       --          --           --        (1,015,648)  (1,015,648)
                         ---------  ----------     --------     ------------  -----------
Balance, July 31, 1994.. 2,492,663   1,407,415      250,000       (1,801,880)    (144,465)
Stock issuance for
 services (unaudited)...    16,635      41,587          --               --        41,587
Net income (unaudited)..       --          --           --           409,786      409,786
                         ---------  ----------     --------     ------------  -----------
Balance, October 31,
 1994 (unaudited)....... 2,509,298  $1,449,002     $250,000     $ (1,392,094) $   306,908
                         =========  ==========     ========     ============  ===========



    The accompanying notes are an integral part of the financial statements.

                           APPLIED CHEMICAL SOLUTIONS

                         NOTES TO FINANCIAL STATEMENTS

                   FISCAL YEARS ENDED JULY 31, 1993 AND 1994
         (INFORMATION AS OF OCTOBER 31, 1994 AND FOR THE QUARTERS ENDED
                    OCTOBER 31, 1993 AND 1994 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Statements

  The condensed financial statements at October 31, 1994 and for the quarters ended October 31, 1993 and 1994 are unaudited. In the opinion of management of the Company, such unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results of the interim periods are not necessarily indicative of the results for the entire year.

 Revenue Recognition

  Revenue from chemical management systems is recognized using the percentage of completion method. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs after giving effect to the most recent estimates of total costs. Losses on projects are recognized in the period in which it is determined that it is probable that a loss will be incurred.

 Cash and Cash Equivalents

  All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents and are stated at the lower of cost or market.

 Inventories

  Inventories are valued at the lower of cost, determined by the first-in, first-out method, or net realizable value.

 Leasehold Improvements and Equipment

  Leasehold improvements are carried at cost and are amortized over a three year period or the term of the underlying lease, whichever is shorter. Equipment is carried at cost and depreciated on a straight-line method over their estimated economic lives. Principal economic lives for equipment are 1 to 5 years. When assets are retired or disposed of, the cost and accumulated depreciation thereon is removed from the accounts and gains or losses are included in other income (expense). Maintenance and repairs are expensed as incurred; significant renewals and betterments are capitalized.

 Patents

  Patents are capitalized and amortized over their estimated economic or legal lives, whichever is shorter, ranging up to five years.

 Income Taxes

  Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting. The Company accounts for tax credits as reductions of income tax expense in the year in which such credits are utilized for tax purposes.

                           APPLIED CHEMICAL SOLUTIONS

  The Company utilizes the asset and liability method for computing its deferred taxes as specified by Statement of Financial Accounting Standards
(FAS) No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred taxes are based on the difference between the financial statement and tax basis or assets and liabilities and the enacted tax rates.

 Product Warranty

  The Company, in general, warrants new equipment sold to the original purchaser to be free from defects in material and workmanship for up to 18 months depending upon the product. Provision is made for the estimated cost of maintaining product warranties at the time the product is sold.

 Net Income (Loss) Per Common Share

  Net income (loss) per common share is computed based on the weighted average number of shares and common stock equivalents outstanding during the year. For purposes of fiscal 1993 and 1994 and the quarter ended October 31, 1993, this computation does not include stock options and stock warrants as the effect would be antidilutive. For purposes of the quarter ended October 31, 1994, all stock options and stock warrants are reflected in the computation of common stock equivalents. For all periods presented, fully diluted and primary net income (loss) per common share are the same.

(2) CONTINUATION AS A GOING CONCERN

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the fiscal year ended July 31, 1994 the Company experienced a loss of $1,015,648, had an accumulated deficit of $1,801,880, a stockholders deficit of $144,465 and a working capital deficit of $333,311. Accordingly, there is substantial doubt about the Company's ability to continue in existence. The Company's continued existence is dependent upon management's ability to achieve profitability and resolve its liquidity problems. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue to exist. Management believes that in order to meet the planned levels of growth and profitability, the Company will require additional financing. The Company will seek alternative financing which may include asset based lending, the issuance of debt or equity securities or other forms of private capital. There can be no assurance that such additional financing will be available on satisfactory terms, if at all, when needed. Management believes the Company could reduce expenditures and alter its operations, if necessary, to a level that would lessen the Company's dependence on outside financing sources. (See note 15.)

(3) LEASE COMMITMENTS

  The Company is obligated under operating lease agreements for equipment and manufacturing and office facilities.

  Future minimum lease payments for all leases with noncancelable lease terms in excess of one year at July 31, 1994 are as follows:

      Fiscal Year Ending July 31:
          1995........................................................ $ 78,348
          1996........................................................   79,212
          1997........................................................   68,411
                                                                       --------
            Total minimum lease payments.............................. $225,971
                                                                       ========

                           APPLIED CHEMICAL SOLUTIONS

  Rental expense for all operating leases was $31,161 and $16,577 for the years ended July 31, 1993 and 1994, respectively.

(4) INVENTORIES

  Inventories are summarized as follows:

                                                          JULY 31
                                                       ------------- OCTOBER 31,
                                                       1993   1994      1994
                                                       ---- -------- -----------
      Work in process................................. $--  $ 46,301  $ 96,134
      Raw materials and purchased parts...............  --    97,375   146,028
                                                       ---- --------  --------
                                                       $--  $143,676  $242,162
                                                       ==== ========  ========

(5) LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  The components of leasehold improvements and equipment are as follows:

                                                               1993      1994
                                                              -------  --------
Leasehold improvements....................................... $   --   $ 14,309
Office furniture and equipment...............................  47,807   115,375
Tooling......................................................     --      1,248
                                                              -------  --------
                                                               47,807   130,932
Less accumulated depreciation and amortization...............  (9,223)  (27,413)
                                                              -------  --------
                                                              $38,584  $103,519
                                                              =======  ========

(6) PREPAID EXPENSES AND OTHER CURRENT ASSETS

  Prepaid expenses and other current assets are summarized as follows:

                                                                 1993     1994
                                                                ------- --------
      Commissions.............................................. $   --  $151,889
      Other....................................................  17,059   77,284
                                                                ------- --------
                                                                $17,059 $229,173
                                                                ======= ========

(7) DEPOSITS AND OTHER ASSETS

  Deposits and other assets are summarized as follows:

                                                                  1993    1994
                                                                 ------- -------
      Patents, net.............................................. $78,044 $78,045
      Other.....................................................   7,326   7,282
                                                                 ------- -------
                                                                 $85,370 $85,327
                                                                 ======= =======

                           APPLIED CHEMICAL SOLUTIONS

(8) ACCRUED EXPENSES

  Accrued expenses are summarized as follows:

                                                                1993     1994
                                                              -------- --------
      Commissions............................................ $ 40,831 $160,542
      Estimated product warranties...........................   75,398   78,941
      Other..................................................   41,794  101,517
                                                              -------- --------
                                                              $158,023 $341,000
                                                              ======== ========

(9) DEMAND NOTES PAYABLE TO SHAREHOLDERS

  At July 31, 1993 the Company had $130,000 of demand notes payable to various shareholders. The notes were payable on demand on or after November 9, 1993 with interest at an annual rate of 10%. During fiscal 1994, $90,000 of these notes along with accrued interest of $6,503 were converted into common stock. The remaining notes and related accrued interest were paid in full.

(10) INCOME TAXES

  As discussed in note 1, the Company utilizes FAS 109 "Accounting for Income Taxes."

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at July 31, 1993 and 1994 are as follows:

                                                               1993      1994
                                                             --------  --------
      Deferred tax assets:
        Net operating loss.................................. $153,400  $466,500
        Estimated product warranty cost.....................   25,600    26,800
        R&D credit carryover................................   22,300    34,300
        Other, net..........................................      700     9,200
                                                             --------  --------
          Total gross deferred tax assets...................  202,000   536,800
          Valuation allowance............................... (202,000) (536,800)
                                                             --------  --------
            Net deferred tax assets......................... $    --   $    --
                                                             ========  ========

  The effective tax rate differs from the statutory federal income tax rate as follows:

                                                                 1993    1994
                                                                 -----   -----
      Expected federal income tax expense (benefit)............. (34.0%) (34.0%)
      Change in the valuation allowance.........................  30.5    33.0
      Other items, net..........................................   3.5     1.0
                                                                 -----   -----
                                                                   -- %    -- %
                                                                 =====   =====

  The Company has tax net operating loss carryforwards at July 31, 1994 of $1,372,000 and research and experimentation credit carryforwards of $34,300 which begin to expire in 2005. The financial statements do not reflect the benefit of any of these future carryforwards. Federal tax rules impose limitations on the utilization of these carryforwards following certain changes in ownership. If such change were to occur, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

                           APPLIED CHEMICAL SOLUTIONS

  During the quarter ended October 31, 1994 the Company utilized approximately $410,000 of its tax net operating loss carryforwards, resulting in no tax expense for the quarter. The Company's net tax operating loss carryforwards at October 31, 1994 was $962,000.

(11) STOCK OPTIONS AND WARRANTS

  The Company has two Stock Option Plans, the 1990 Stock Plan and the 1993 Flexible Stock Incentive Plan (1993 Plan).

  The Company's 1990 Stock Plan was replaced by the 1993 Flexible Stock Incentive Plan (the 1993 Plan) during fiscal year 1993. The options outstanding under the 1990 Stock Plan as of the adoption of the 1993 Plan remain in effect.

  The Company's Stock Option Plans (the Option Plans) authorize grants of options to purchase shares of the Company's stock to officers, directors, nonemployees and employees. Under the Option Plans, options become exercisable at a date determined by the Option Committee. The option prices are fixed by the Option Committee and may not be less than the fair market value of the stock at the time the option is granted. Options expire ten years after the date granted or on a prior date as fixed by the Option Committee.

  The activity under all plans is as follows:

                                                NUMBER OF SHARES
                                             -----------------------
                                             AVAILABLE                 PRICE
               ACTIVITY DESCRIPTION          FOR GRANT   OUTSTANDING   RANGE
               --------------------          ----------  ----------- ----------
      July 31, 1992.........................  2,000,000    275,494   $     0.05
        Additional shares authorized........  1,000,000        --           --
        Granted.............................   (481,006)   481,006    0.75-1.25
        Exercised...........................        --         --           --
        Canceled............................ (1,518,994)   (25,000)        1.25
                                             ----------   --------
      July 31, 1993.........................  1,000,000    731,500    0.05-1.25
        Granted.............................    (61,000)    61,000    1.25-2.50
        Exercised...........................        --    (275,777)   0.05-0.75
        Canceled............................        --        (717)        0.75
                                             ----------   --------
      July 31, 1994.........................    939,000    516,006    0.75-2.50
                                             ----------   --------
      Number of shares exercisable at
       July 31, 1994........................    422,233              $0.75-2.50
                                             ==========

(12) STOCKHOLDERS' DEFICIT

  During fiscal 1993, the Company issued 17,406 shares of common stock valued at $13,055 to a member of the board of directors for consulting services performed.

  During fiscal 1993, the Company entered into a settlement agreement with one of the founders regarding the original capitalization of the Company. As part of the settlement, the founder returned 875,000 shares to the Company in exchange for the rescission of all notes receivable from the founder and notes payable to the founder. The net value of these notes payable and the notes receivable was $25,829 payable. Also, the Company assumed $26,000 of personal tax liability of the founder related to the transaction.

  During fiscal 1994, the Company issued a warrant for the purchase of 118,000 shares for $250,000 to a third-party. The warrant is exercisable at $2.50 per share. The warrant expires on January 1, 1999. The third-party also received an exclusive license agreement for one of the Company's products.

                           APPLIED CHEMICAL SOLUTIONS

  During fiscal 1994, the Company issued 169,792 shares at $2.50 per share in a private placement. The net proceeds from the private placement were $413,726.

  Demand notes payable from shareholders and related accrued interest, totaling $96,503 were converted into 38,601 shares of common stock during fiscal 1994.

  The Company issued 98,630 shares for services rendered by and for goods purchased from various consultants and vendors during fiscal 1994.

  The Company issued 275,777 shares upon the exercise of options.

(13) SUPPLEMENTARY CASH FLOW INFORMATION

  The Company paid interest in fiscal 1993 and 1994 of $10,127 and $4,976, respectively.

(14) SIGNIFICANT SALES

  The following summarizes significant customers comprising 10% or more of the Company's direct customer sales:

                                                                      1993  1994
                                                                      ----  ----
      Customer A.....................................................  59%   43%
      Customer B.....................................................  31%   --
      Customer C.....................................................  --    21%
      Customer D.....................................................  10%   10%
      Customer E.....................................................  --    11%

(15) SUBSEQUENT EVENT

  On December 23, 1994, the Company entered into an Agreement and Plan of Reorganization with FSI International, Inc. (FSI). Under the agreement, the Company's stockholders will exchange all of their common stock of the Company for common stock of FSI.

ITEM 7(b)    PRO FORMA FINANCIAL INFORMATION
- ---------    -------------------------------


              Unaudited Pro Forma Combined Financial Information
   As of November 26, 1994 and for the quarters ended November 27, 1993 and
              November 26, 1994 and for each of the fiscal years
                in the three year period ended August 27, 1994


    FSI International, Inc. ("FSI") and Applied Chemical Solutions ("ACS")


The following unaudited pro forma combined financial information presents the pro forma effect of the acquisition of ACS by FSI on FSI's historical financial position and results of operations using the pooling of interests method of accounting. The pro forma combined statements of operations for the fiscal years ended August 29, 1992, August 28, 1993 and August 27, 1994 and the quarters ended November 27, 1993 and November 26, 1994 are presented as though the acquisition had occurred immediately prior to the beginning of the respective periods using FSI's consolidated statements of operations for the fiscal years ended August 29, 1992, August 28, 1993 and August 27, 1994 and the quarters ended November 27, 1993 and November 26, 1994 and ACS's statements of operations for the fiscal years ended July 31, 1992, 1993 and 1994 and the quarters ended October 31, 1993 and 1994. The pro forma combined balance sheet as of November 26, 1994 is presented as though the acquisition had occurred on November 26, 1994 using FSI's consolidated balance sheet as of November 26, 1994 and ACS's balance sheet as of October 31, 1994. The pro forma combined financial information should be read in conjunction with the historical financial information of FSI and ACS. The pro forma combined financial information has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission and does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                 HISTORICAL
                          ------------------------
                                          APPLIED
                               FSI       CHEMICAL
                          INTERNATIONAL, SOLUTIONS                   PRO FORMA
                               INC.        YEAR                      COMBINED
                            YEAR ENDED     ENDED                    YEAR ENDED
                            AUGUST 29,   JULY 31,    PRO FORMA      AUGUST 29,
                               1992        1992     ADJUSTMENTS        1992
                          -------------- ---------  -----------     -----------
Sales...................   $46,878,835   $     --                   $46,878,835
Cost of goods sold......    28,108,592         --                    28,108,592
                           -----------   ---------  ----------      -----------
    Gross profit........    18,770,243         --                    18,770,243
Selling, general and
 administrative
 expenses...............    10,810,818      59,830                   10,870,648
Research and development
 expenses...............     9,739,857     334,830                   10,074,687
                           -----------   ---------  ----------      -----------
    Operating loss......    (1,780,432)   (394,660)                  (2,175,092)
Interest expense........      (464,589)        --                      (464,589)
Other income, net.......        47,633       6,691                       54,324
                           -----------   ---------  ----------      -----------
    Loss before income
     taxes..............    (2,197,388)   (387,969)                  (2,585,357)
Income tax expense......       392,000         --                       392,000
                           -----------   ---------  ----------      -----------
    Loss before equity
     in loss of
     affiliates.........    (2,589,388)   (387,969)                  (2,977,357)
Equity in loss of
 affiliates.............      (372,779)        --                      (372,779)
                           -----------   ---------  ----------      -----------
    Net loss............   $(2,962,167)  $(387,969)                 $(3,350,136)
                           ===========   =========  ==========      ===========
    Net loss per common
     share..............   $     (0.72)  $   (0.16)                     $ (0.72)(B)
                           ===========   =========  ==========      ===========
Weighted average common
 shares and common share                            (2,467,143)(B)
 equivalents............     4,141,124   2,467,143     496,251 (B)    4,637,375
                           ===========   =========  ==========      ===========

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                 HISTORICAL
                          -------------------------
                               FSI        APPLIED
                          INTERNATIONAL,  CHEMICAL                    PRO FORMA
                               INC.      SOLUTIONS                    COMBINED
                            YEAR ENDED   YEAR ENDED                  YEAR ENDED
                            AUGUST 28,    JULY 31,    PRO FORMA      AUGUST 28,
                               1993         1993     ADJUSTMENTS        1993
                          -------------- ----------  -----------     -----------
Sales...................   $76,952,039   $1,470,270                  $78,422,309
Cost of goods sold......    48,422,454    1,039,874                   49,462,328
                           -----------   ----------  ----------      -----------
    Gross profit........    28,529,585      430,396                   28,959,981
Selling, general and
 administrative
 expenses...............    14,034,445      463,360                   14,497,805
Research and development
 expenses...............    11,556,854      146,132                   11,702,986
                           -----------   ----------  ----------      -----------
    Operating income
     (loss).............     2,938,286     (179,096)                   2,759,190
Interest expense........      (547,556)         --                      (547,556)
Other expense, net......      (118,755)      (6,353)                    (125,108)
                           -----------   ----------  ----------      -----------
    Income (loss) before
     income taxes.......     2,271,975     (185,449)                   2,086,526
Income tax expense......       360,000          --                       360,000
                           -----------   ----------  ----------      -----------
    Income (loss) before
     equity in earnings
     of affiliates......     1,911,975     (185,449)                   1,726,526
Equity in earnings of
 affiliates.............     1,277,261          --                     1,277,261
                           -----------   ----------  ----------      -----------
    Net income (loss)...   $ 3,189,236   $ (185,449)                 $ 3,003,787
                           ===========   ==========  ==========      ===========
    Net income (loss)
     per common share...   $      0.68   $    (0.07)                 $      0.57(B)
                           ===========   ==========  ==========      ===========
Weighted average common
 shares and common share                             (2,593,693)(B)
 equivalents............     4,668,047    2,593,693     610,776 (B)    5,278,823
                           ===========   ==========  ==========      ===========

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                  HISTORICAL
                          --------------------------
                               FSI         APPLIED
                          INTERNATIONAL,  CHEMICAL                     PRO FORMA
                               INC.       SOLUTIONS                    COMBINED
                            YEAR ENDED   YEAR ENDED                   YEAR ENDED
                            AUGUST 27,    JULY 31,     PRO FORMA      AUGUST 27,
                               1994         1994      ADJUSTMENTS        1994
                          -------------- -----------  -----------     -----------
Sales...................   $94,047,571   $ 1,592,376  $  (529,750)(C) $95,110,197
Cost of goods sold......    53,962,955     1,270,683     (438,103)(C)  54,795,535
                           -----------   -----------  -----------     -----------
    Gross profit........    40,084,616       321,693      (91,647)     40,314,662
Selling, general and
 administrative
 expenses...............    18,328,635     1,123,969                   19,452,604
Research and development
 expenses...............    15,524,106       217,372                   15,741,478
                           -----------   -----------  -----------     -----------
    Operating income
     (loss).............     6,231,875    (1,019,648)     (91,647)      5,120,580
Interest expense........      (413,696)          --                      (413,696)
Other income, net.......       151,822         4,000                      155,822
                           -----------   -----------  -----------     -----------
    Income (loss) before
     income taxes.......     5,970,001    (1,015,648)     (91,647)      4,862,706
Income tax expense......     1,254,000           --                     1,254,000
                           -----------   -----------  -----------     -----------
    Income (loss) before
     equity in
     earnings of
     affiliates.........     4,716,001    (1,015,648)     (91,647)      3,608,706
Equity in earnings of
 affiliates.............     1,799,750           --                     1,799,750
                           -----------   -----------  -----------     -----------
    Net income (loss)...   $ 6,515,751   $(1,015,648) $   (91,647)    $ 5,408,456
                           ===========   ===========  ===========     ===========
    Net income (loss)
     per common share...   $      1.08   $     (0.43)                 $      0.82(B)
                           ===========   ===========  ===========     ===========
Weighted average common
 shares and                                            (2,364,826)(B)
 common share
 equivalents............     6,043,319     2,364,826      567,885 (B)   6,611,204
                           ===========   ===========  ===========     ===========

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                   HISTORICAL
                          ----------------------------
                               FSI          APPLIED
                          INTERNATIONAL,   CHEMICAL                      PRO FORMA
                               INC.        SOLUTIONS                     COMBINED
                          QUARTER ENDED  QUARTER ENDED                 QUARTER ENDED
                           NOVEMBER 27,   OCTOBER 31,   PRO FORMA      NOVEMBER 27,
                               1993          1993      ADJUSTMENTS         1993
                          -------------- ------------- -----------     -------------
Sales...................   $21,038,701     $ 216,924                    $21,255,625
Cost of goods sold......    12,376,716       149,120                     12,525,836
                           -----------     ---------   ----------       -----------
    Gross profit........     8,661,985        67,804                      8,729,789
Selling, general and
 administrative
 expenses...............     4,112,931       202,102                      4,315,033
Research and development
 expenses...............     3,341,290        61,998                      3,403,288
                           -----------     ---------   ----------       -----------
    Operating income
     (loss).............     1,207,764      (196,296)                     1,011,468
Interest expense........      (201,314)          --                        (201,314)
Other income (expense),
 net....................         5,347        (4,267)                         1,080
                           -----------     ---------   ----------       -----------
    Income (loss) before
     income taxes ......     1,011,797      (200,563)                       811,234
Income tax expense......       185,000           --                         185,000
                           -----------     ---------   ----------       -----------
    Income (loss) before
     equity in earnings
     of affiliates......       826,797      (200,563)                       626,234
Equity in earnings of
 affiliates.............       413,800           --                         413,800
                           -----------     ---------   ----------       -----------
    Net income (loss)...   $ 1,240,597     $(200,563)                   $ 1,040,034
                           ===========     =========   ==========       ===========
    Net income (loss)
     per common share ..   $      0.25     $   (0.11)                   $      0.19(B)
                           ===========     =========   ==========       ===========
Weighted average common
 shares and                                            (1,909,863)(B)
 common share
 equivalents............     4,942,693     1,909,863      441,575 (B)     5,384,268
                           ===========     =========   ==========       ===========

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                   HISTORICAL
                          ----------------------------
                               FSI          APPLIED
                          INTERNATIONAL,   CHEMICAL                      PRO FORMA
                               INC.        SOLUTIONS                     COMBINED
                          QUARTER ENDED  QUARTER ENDED                 QUARTER ENDED
                           NOVEMBER 26,   OCTOBER 31,   PRO FORMA      NOVEMBER 26,
                               1994          1994      ADJUSTMENTS         1994
                          -------------- ------------- -----------     -------------
Sales...................   $28,071,901    $3,278,878   $  (611,338)(C)  $30,739,441
Cost of goods sold......    14,986,299     2,284,318      (505,577)(C)   16,765,040
                           -----------    ----------   -----------      -----------
    Gross profit........    13,085,602       994,560      (105,761)      13,974,401
Selling, general and
 administrative
 expenses...............     5,842,759       499,435                      6,342,194
Research and development
 expenses...............     4,772,611        89,676                      4,862,287
                           -----------    ----------   -----------      -----------
    Operating income....     2,470,232       405,449      (105,761)       2,769,920
Interest expense........        (5,726)          --                          (5,726)
Other income, net.......       122,274         4,337                        126,611
                           -----------    ----------   -----------      -----------
    Income before income
     taxes..............     2,586,780       409,786      (105,761)       2,890,805
Income tax expense......       724,300           --                         724,300
                           -----------    ----------   -----------      -----------
    Income before equity
     in earnings of
     affiliates.........     1,862,480       409,786      (105,761)       2,166,505
Equity in earnings of
 affiliates.............     1,000,400           --                       1,000,400
                           -----------    ----------   -----------      -----------
    Net income..........   $ 2,862,880    $  409,786   $  (105,761)     $ 3,166,905
                           ===========    ==========   ===========      ===========
    Net income per
     common share.......   $      0.43    $     0.15                    $      0.44(B)
                           ===========    ==========   ===========      ===========
Weighted average common
 shares and                                             (2,808,801)(B)
 common share
 equivalents............     6,621,289     2,808,801       599,182 (B)    7,220,471
                           ===========    ==========   ===========      ===========

                            FSI INTERNATIONAL, INC.
                         AND APPLIED CHEMICAL SOLUTIONS

                              UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET

                                 HISTORICAL
                         --------------------------
                              FSI         APPLIED
                         INTERNATIONAL,  CHEMICAL                     PRO FORMA
                              INC.       SOLUTIONS                    COMBINED
                          NOVEMBER 26,  OCTOBER 31,   PRO FORMA       NOVEMBER
         ASSETS               1994         1994      ADJUSTMENTS      26, 1994
         ------          -------------- -----------  -----------     -----------
Current assets:
  Cash and cash
   equivalents..........  $ 6,965,639   $   613,363                  $ 7,579,002
  Trade accounts
   receivable, less
   allowances for
   doubtful accounts of
   $675,000.............   20,474,868     1,185,497                   21,660,365
  Trade accounts
   receivable from
   affiliates...........    4,919,576           --                     4,919,576
  Inventories...........   17,624,890       242,162                   17,867,052
  Deferred income tax
   benefit..............    1,832,000           --                     1,832,000
  Prepaid expenses and
   other current assets.    4,203,836       129,955  $  943,680(C)     5,277,471
                          -----------   -----------  ----------      -----------
      Total current
       assets...........   56,020,809     2,170,977     943,680       59,135,466
                          -----------   -----------  ----------      -----------
Leasehold improvements
 and equipment, net.....    6,205,732       129,695                    6,335,427
Investment in
 affiliates.............    5,495,099           --                     5,495,099
Deposits and other
 assets.................    4,464,221        81,122                    4,545,343
                          -----------   -----------  ----------      -----------
                          $72,185,861    $2,381,794  $  943,680      $75,511,335
                          ===========   ===========  ==========      ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
Current liabilities:
  Current maturities of
   long-term debt.......  $    98,529   $       --                   $    98,529
  Trade accounts
   payable..............   11,348,368       918,054                   12,266,422
  Accrued expenses......    9,347,781       549,444                    9,897,225
  Customer deposits.....    2,854,499       607,388                    3,461,887
  Deferred revenue......    3,388,393           --   $1,141,088(C)     4,529,481
                          -----------   -----------  ----------      -----------
      Total current
       liabilities......   27,037,570     2,074,886   1,141,088       30,253,544
                          -----------   -----------  ----------      -----------
Long-term debt, less
 current maturities.....       22,421           --                        22,421
Stockholders' equity:
  Preferred stock.......          --            --                           --
  Common stock..........   27,237,371     1,449,002             (D)   28,686,373
  Additional paid-in-
   capital..............          --        250,000                      250,000
  Retained earnings
   (deficit)............   17,888,499    (1,392,094)   (197,408)(C)   16,298,997
                          -----------   -----------  ----------      -----------
      Total
       stockholders'
       equity...........   45,125,870       306,908    (197,408)      45,235,370
                          -----------   -----------  ----------      -----------
                          $72,185,861   $ 2,381,794  $  943,680      $75,511,335
                          ===========   ===========  ==========      ===========

                            FSI INTERNATIONAL, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The following pro forma items are reflected in the accompanying unaudited pro forma combined balance sheet and statements of operations.

  (A) ACS's financial statements have been combined on a one month lag basis for purposes of all pro forma information. Should FSI decide to conform ACS's fiscal year end to the last Saturday in August at some later time, an adjustment to retained earnings will be made for the effect of the change.

  (B) Pro forma net income (loss) per common share was computed by dividing pro forma net income (loss) by the pro forma combined weighted average number of common and common equivalent shares outstanding. The pro forma adjustment for combined weighted average number of common and common equivalent shares was based upon the weighted average number of common and common equivalent shares of ACS multiplied by the exchange ratio. For purposes of the pro forma combined statement of operations for the fiscal year ended August 29, 1992, common stock equivalents are not included as it would be antidilutive.

  (C) Adjustments to conform ACS's revenue recognition policy to FSI's revenue recognition policy. FSI's revenue recognition policy is to recognize revenue upon successful completion of a project's phases and milestones. ACS recognizes revenue based upon costs incurred to date as a percentage of estimated total costs. Adjustments were made to the unaudited pro forma combined statements of operations for the year ended August 27, 1994 and quarter ended November 26, 1994 as a result of the different policies. No other periods presented were affected by the difference in policy and as such no adjustments were needed in the unaudited pro forma combined financial information for such periods.

  (D) FSI's common shares outstanding as of November 26, 1994 were 6,141,383 shares. ACS's common shares outstanding as of October 31, 1994 were 2,509,298 shares. Pro forma combined common shares outstanding as of November 26, 1994 were 6,646,113 shares, which represent ACS's common shares outstanding multiplied by the exchange ratio combined with FSI's common shares outstanding.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            FSI INTERNATIONAL, INC.
                                            ------------------------------
                                                 (Registrant)






Dated: March 22, 1995                       By:  /s/ Benno Sand
                                            ------------------------------
                                            Benno Sand, Executive Vice President
                                            and Chief Financial Officer
                                            on behalf of the Registrant and as
                                            Principal Financial Officer

                               INDEX TO EXHIBITS

Exhibit No.                                                                          Page No.
- -----------                                                                          --------
     5       Agreement and Plan of Reorganization dated December 23, 1994 by and among FSI International, Inc., ACS Acquisition Corp., Applied
             Chemical Solutions, and certain significant shareholders (as amended). Incorporated by reference to exhibit 5 to the
             Registrant's current report on Form 8-K dated January 5, 1995 and to exhibits 2.3 and 2.4 to the Registrant's Registration Statement
             on Form S-4 (File No. 33-88254).

    99       Press Release of FSI International, Inc. dated March 9, 1995.           electroni-
                                                                                     cally filed
